SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 14, 2003

XTO Energy Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10662	75-2347769
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street

Fort Worth, Texas 76102

(Address and Zip Code of principal executive offices)

(817) 885-2800

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS.

On April 14, 2003, XTO Energy Inc., a Delaware corporation (the “Company”), issued a press release announcing its intention to offer approximately $300 million of senior notes due 2013 by means of a private placement pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. The offering of the senior notes, which is subject to market and other conditions, will be made within the United States only to qualified institutional buyers, and outside the United States only to non-U.S. investors. The Company expects to price the senior notes this week. The Company intends to use the net proceeds from the offering to fund a portion of the recently announced strategic acquisition and to redeem most of the Company’s 8.75% senior subordinated notes. The press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits.

The following exhibits are filed herewith:

EXHIBIT NUMBER	EXHIBIT

99.1	Press release dated April 14, 2003 entitled “XTO Energy Announces $300 Million Offering of Senior Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: April 14, 2003	By:	/s/ Bennie G. Kniffen
Bennie G. Kniffen Senior Vice President and Controller

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	Press release dated April 14, 2003 entitled “XTO Energy Announces $300 Million Offering of Senior Notes.”